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                                  EXHIBIT 9(d)


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                                                       Dated: September 15, 1998

                               FORM OF SCHEDULE A
                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                              ASO SERVICES COMPANY
                                       AND
                                  AMSOUTH BANK

NAME OF FUND
------------

AmSouth Prime Obligations Fund
AmSouth U.S. Treasury Fund
AmSouth Tax Exempt Fund
AmSouth Equity Fund
AmSouth Regional Equity Fund
AmSouth Balanced Fund
AmSouth Bond Fund
AmSouth Municipal Bond Fund
AmSouth Limited Maturity Fund
AmSouth Government Income Fund
AmSouth Florida Tax-Free Fund
AmSouth Capital Growth Fund
AmSouth Small Cap Fund
AmSouth Equity Income Fund
AmSouth Enhanced Market Fund
AmSouth Select Equity Fund
AmSouth Institutional Prime Obligations Fund
AmSouth Institutional U.S. Treasury Fund

                                       ASO SERVICES COMPANY

                                       By:  ___________________________

                                       Name:  _________________________

                                       Title:  ________________________


                                       AMSOUTH BANK

                                       By:  ___________________________

                                       Name:  _________________________

                                       Title:  ________________________